Bravo Brio Restaurant Group, Inc. Promotes Chief Operating Officer Brian O'Malley to President

Columbus, Ohio - August 28, 2014 - Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (the “Company” or “BBRG”) owner and operator of the BRAVO! Cucina Italiana (BRAVO!) and BRIO Tuscan Grille (BRIO) restaurant concepts, today announced that Chief Operating Officer Brian O'Malley has been promoted to President of the Company and will also continue to serve as Chief Operating Officer. Mr. O’Malley’s expanded role at BBRG will now include overseeing marketing and human resources in addition to restaurant and culinary operations.
Mr. O’Malley was appointed Chief Operating Officer in October 2010 and earlier served as Senior Vice President of Operations, BRIO from 2006 until October 2010. He joined the Company in 1996 as the General Manager of BRAVO! Dayton, was promoted to District Partner in 1999, Director of Operations in 2000 and to Vice President of Operations in 2004. Prior to that, he was employed with Sante Fe Steakhouse, where he held positions as a general manager, director of training and regional manager.
Chief Executive Officer Saed Mohseni said, “I would like to congratulate Brian on his well-deserved promotion and wish him success as our President and Chief Operating Officer. Brian is an insightful and results-driven restaurateur, a valued contributor to our executive team, and a long standing and dedicated team member. He is ideally suited to assume additional responsibilities within our organization and I look forward to continue our efforts to position BBRG as the recognized leader in upscale affordable Italian dining.”
President and Chief Operating Officer Brian O’Malley added, “I am honored by this promotion and am grateful for the opportunity to serve in this new capacity. I look forward to collaborating with my fellow team members in our restaurants and home office to deliver great experiences for our guests and value to our shareholders.”
About Bravo Brio Restaurant Group, Inc.
Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.
Forward-Looking Statements
Some of the statements in this release contain forward-looking statements, which involve risks and uncertainties. These statements relate to future events or Bravo Brio Restaurant Group, Inc.'s future financial performance. The Company has attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 3, 2014.
Although Bravo Brio Restaurant Group, Inc. believes that the expectations reflected in the forward-looking statements are reasonable based on its current knowledge of the business and operations, it cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

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Investor Relations
Don Duffy / Raphael Gross
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